Exhibit 5.2

August 17, 2026

NFT Limited

Office Q 11th Floor, Kings Wing Plaza 2,

No.1 Kwan Street, Sha Tin, New Territories

Hong Kong

Ladies and Gentlemen:

We have acted as United States securities counsel to NFT Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Company’s registration statement on Form F-1, as amended (the “Registration Statement”), publicly filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 17, 2026, relating to the registration of the offering by the Company of $5,000,000 of securities, including (i) 591,016 units (each, an “Unit,” and, collectively, the “Units”), with each Unit consisting of (a) one Class A ordinary share, par value $0.04 per share (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), or one pre-funded warrant to purchase one Class A Ordinary Share in lieu thereof (each, a “Pre-Funded Warrant,” and, collectively, the “Pre-Funded Warrants”), and (b) one common warrant to initially purchase one Class A Ordinary Share (each, a “Common Warrant,” and, collectively, the “Common Warrants”), and (ii) 591,016 Class A Ordinary Shares issuable upon exercise of the Common Warrants included in the Units that are proposed to be sold in the offering, and (iii) up to 591,016 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants included in the Units that are proposed to be sold in the offering. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings given to them in the securities purchase agreement by and between the Company and certain investors (the “Purchase Agreement”), the placement agency agreement by and between the Company and the Placement Agent (the “PAA”), and the forms of Pre-Funded Warrant and Common Warrants (the “Forms of Warrants”).

For purposes of rendering our opinion, we have examined: (i) the Registration Statement and all exhibits thereto; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter (the “Prospectus”); (iii) a form of the Purchase Agreement; (iv) the PAA; (v) the Forms of Warrants; and (vi) the records of corporate actions of the Company relating to the Registration Statement, the Purchase Agreement, the PAA, the Pre-Funded Warrants, and the Common Warrants and matters in connection therewith. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates of officers of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the securities of the Company will be duly executed and delivered.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Pre-Funded Warrants and the Common Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Pre-Funded Warrants and the Common Warrants; (v) as provided in Section 5(e) of the form of Pre-Funded Warrant and Section 5(e) of the form of Common Warrant, all questions concerning the construction, validity, enforcement and interpretation of the Pre-Funded Warrants and the Common Warrants shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; (vi) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (vii) at the time of exercise of the Pre-Funded Warrants and the Common Warrants, a sufficient number of Class A Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Class A Ordinary Shares in connection with such exercise is in an amount that is not less than the par value of such Class A Ordinary Shares.

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The opinions are limited to (a) the federal laws of the United States of America and (b) the laws of the State of New York that, in either case and based on our experience, are applicable to transactions of the type contemplated by the Purchase Agreement, the Pre-Funded Warrants, and the Common Warrants. We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the State of New York.

Except as expressly set forth in this opinion letter, we are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, consumer lending, insurance, labor, health and safety, anti-money laundering, anti-terrorism, and state securities laws, or on the rules of any self-regulatory organization, securities exchange, contract market, clearing organization, or other platform, vehicle, or market for trading, processing, clearing, or reporting transactions. We are not opining on any other law or the law of any other jurisdiction, including any foreign jurisdiction or any county, municipality, or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, we are of the opinion that (i) when the Pre-Funded Warrants included in the Units have been duly executed and delivered by the Company against payment of the consideration therefor pursuant to the Purchase Agreement, such Pre-Funded Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) when the Common Warrants included in the Units have been duly executed and delivered by the Company against payment of the consideration therefor pursuant to the Purchase Agreement, such Common Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

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We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

This opinion letter is furnished in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC
Hunter Taubman Fischer & Li LLC

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